EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.00001 per share or American Depositary Shares, of UP Fintech Holding Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 19, 2020.

Tianhua Wu

/s/ Tianhua Wu

Sky Fintech Holding Limited

By:	/s Tianhua Wu
Name:	Tianhua Wu
Title:	Director

Sky Tiger Investment Holding Limited

By:	/s Tianhua Wu
Name:	Tianhua Wu
Title:	Director

Lightspeed Rise Holdings Limited

By:	/s/ WANG Jing Jenny
Name:	WANG Jing Jenny

By:	/s/ WANG Meiyu
Name:	WANG Meiyu
Title:	Authorised signatories

ARK Trust (Hong Kong) Limited, acting as the trustee of Tiger Family Trust

By:	/s/ WANG Jing Jenny
Name:	WANG Jing Jenny

By:	/s/ WANG Meiyu
Name:	WANG Meiyu
Title:	Authorised signatories

ARK Trust (Hong Kong) Limited, acting as the trustee of Tiger ESOP Trust

By:	/s/ WANG Jing Jenny
Name:	WANG Jing Jenny

By:	/s/ WANG Meiyu
Name:	WANG Meiyu
Title:	Authorised signatories

ARK Trust (Hong Kong) Limited, acting as the trustee of Tiger ESOP Trust II

By:	/s/ WANG Jing Jenny
Name:	WANG Jing Jenny

By:	/s/ WANG Meiyu
Name:	WANG Meiyu
Title:	Authorised signatories